MAST0312 preliminary structure;

=======================================================================================================

UBS Investment Bank

|CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890

|Pac Bands  I:   0-   0  II:   0-   0  III:   0-   0

Closing Date:12/30/2003

|WHOLE  30 year  Pricing Speed: 250 PSA

|PacI %: 0.00   Indices:

First Pay: 1/25/2004

|WAC:5.70

WAM:238.00

=======================================================================================================

Tranche                      Coupon    Payment    Aver.  Dur   Tx Spread Yield     Price              Description              Day Deal%

Name      Bal(MM)                     Window     Life         Yr   bp             %                                           Del

--------------------------------------------------------------------------------------------------------------------------------------------------

1A1

24,311,004

5.25000

1/04-10/23

5.51

5

24

92.76

1A2

1,279,527.08

5.25000

1/04-10/23

5.51

5

24

4.88

2A1

30,600,880.20

4.50000

1/04-10/13

3.79

3

24

99.00

4A1

99,139,932.20

4.75000

1/04-12/18

4.85

4

24

98.11

5A1

26,490,134

4.50000

1/04-11/18

4.72

-2

24

94.57

5A2

1,000,000.88

4.50000

1/04-11/18

4.72

-2

24

3.57

6A1

96,299,651

5.00000

1/04-11/33

5.98

5

24

93.84

6A2

3,000,000

5.00000

1/09-11/33

11.54

-2

24

2.92

PX Speed: 250 PSA

3A4: blue sky, 1X1

1A1: Super Senior

1A2: Senior Support to 1A1;

3A2: Super Senior

3A3: senior support to 3A2;

3A7: Super Senior

3A8: Senior Support

5a1: super senior

5a2: senior support to 5a1

6a1: super senior

6a2: senior support to 6a1;

Group1.

Pay 1A1 and 1A2, pro-rata, until retired;

Group2:

Pay 2A1, until retired;

Group4:

1. Pay 4A1, until retiredE`;

GROUP5:

Pay 5A1 and 5A2, pro-rata, until retired;

Group6:

1. Pay 6A2, the NAS, principal distribution amount;

2. Pay 6a1 and 6a2, until retired;

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the non PO scheduled principal amount and The NAS percent times the NAS prepay shift of the non PO unscheduled principal amount.  The NAS percent will be zero for the first five years and thereafter will be equal to the (6a2 ) divided by the balance of the Non PO Certificates.  The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

Tot:  5      26,208,541      5.45204               5.83   4.46            6.8702    98.78

=======================================================================================================

                      Collateral

GROUP1

 Type  Balance            Coupon   Prepay     WAM   Age    WAC

 WHOLE       15,649,832   5.659    PSA   250  238    2      5.909

 WHOLE       10,558,709   5.145    PSA   250  238    2      5.395

GROUP2:

                     Collateral

 Type  Balance            Coupon   Prepay     WAM   Age    WAC

 WHOLE       30,909,980   5.001    PSA   250  118    2      5.251

The information herein has been provided solely by UBS Securities LLC.  Neither  the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.